EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107041) pertaining to the United Fire Group 401(k) Plan of United Fire & Casualty Company of our report dated June 28, 2006, with respect to the financial statements and schedule of United Fire Group 401(k) Plan included in this annual report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Chicago, Illinois

June 28, 2006